UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                             _______________

                                FORM 8-K


                             CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported):  December 17. 2003

                             CRDENTIA CORP.
            (Exact name of Registrant as Specified in its Charter)

DELAWARE                         0-31152          76-0585701
(State or Other Jurisdiction (Commission File  (I.R.S. Employer
of Incorporation)              Number)          Identification Number)


            14114 Dallas Parkway, Suite 600, Dallas, Texas 75254
            (Address of principal executive offices)  (Zip Code)


                             (972) 850-0780
             (Registrant's telephone number, including area code)

             ____________________________________________________
        (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. 	Other Events.

On December 17, 2003, we, Crdentia Corp., issued an aggregate of 1,750,000 shares of Series A Convertible Preferred Stock at a per share price of $1.00 to two investors. The holders of the Series A Convertible Preferred Stock will be entitled to a receive a dividend on each of the three-month, six-month, nine-month and twelve-month anniversary of the date of the issuance in an amount equal to .025 shares of Common Stock for each share of outstanding Series A Convertible Preferred Stock held by them. In the event of any liquidation or winding up of Crdentia Corp., the holders of the Series A Convertible Preferred Stock will be entitled to receive in preference to the holders of Common Stock an amount equal to their initial purchase price plus any declared but unpaid dividends and any remaining liquidation proceeds will thereafter be distributed on a pro rata basis to the holders of Series A Convertible Preferred Stock (treated on an as-if converted into Common Stock basis) and Common Stock until the holders of Series A Convertible Preferred Stock shall have received, in the aggregate, an amount equal to three times the amount of their purchase price. Unless previously voluntarily converted prior to such time, the Series A Convertible Preferred Stock will be automatically converted into Common Stock at an initial conversion ratio of one-to-one upon the earlier of (i) the closing of an underwritten public offering of our Common Stock pursuant to a registration statement under the Securities Act of 1933, with aggregate net proceeds of at least $10 million or (ii) one year from the date of the issuance of such shares. The description of the foregoing rights, preferences and privileges of the Series A Convertible Preferred Stock is ualified in its entirety by the Certificate of Designations, Preferences and Rights of Series A Preferred Stock filed with the Secretary of State of the State of Delaware on December 17, 2003 and filed as Exhibit 4.1 to this current report.

In addition, the holders of such shares of Series A Convertible Preferred Stock will be entitled to the registration rights set forth in the Registration Rights Agreement dated December 17, 2003 by and among us and such holders and a copy of which is filed as Exhibit 4.2 to this current report.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

4.1	Certificate of Designations, Preferences and Rights of Series A
        Preferred Stock of Crdentia Corp.

4.2	Registration Rights Agreement dated December 17, 2003 by and among
        Crdentia Corp. and the investors listed on Schedule A attached thereto.


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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CRDENTIA CORP.
Date :  December 30, 2003	      /S/ WILLIAM S. LEFTWICH
                                 By:  William S. Leftwich,
                                      Chief Financial Officer and Secretary

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                           EXHIBIT INDEX


Exhibit No.	Description
4.1	        Certificate of Designations, Preferences and Rights of
                Series A Preferred Stock of Crdentia Corp.

4.2	        Registration Rights Agreement by and among Crdentia Corp.
                and the investors listed on Schedule A attached thereto.
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